Exhibit 10.1

November 1, 2021

Steven Worth, Interim President and CEO

OneSpan

Dear Steven,

On October 29, 2021, the Board, by unanimous written consent, approved an increase in your fee from $20,000 to $50,000 per month for each month or portion thereof that you serve as Interim President and CEO, effective October 1, 2021.

Thank you for your continued performance in this role.

Sincerely,

/s/ Jan Kees van Gaalen

Jan Kees van Gaalen
Interim Chief Financial Officer

OneSpan Inc. 121 W Wacker Drive, Suite 2050, Chicago, IL, 60601, United States
P +1 312 766 4001 info@onespan.com OneSpan.com